WRITTEN STATEMENT OF THE PRESIDENT, CHAIRMAN OF THE BOARD

           AND CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SS. 1350



     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chairman of the Board and Chief Executive Officer of Badger Paper Mills, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.




/s/ Robert A. Olah
-----------------------------------
Robert A. Olah
March 3, 2003


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